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                             CARDIOTHORACIC SYSTEMS, INC.
                                   PROMISSORY NOTE


$200,000                                                   CUPERTINO, CA
                                                           DECEMBER 3, 1996


FOR VALUE RECEIVED, Steve Van Dick promises to pay to CardioThoracic Systems, Inc. ("the Company"), a Delaware Corporation, on order, the principal sum of two hundred thousand dollars ($200,000) plus accrued interest at an annual rate of 6.31%. The total amount plus any accrued interest will be paid in full by December 31, 2000.

Should the undersigned's employment relationship with the Company be terminated for any reason, the whole unpaid balance of principal and interest of this Note shall become immediately due upon such termination of employment.

Payments of principal and interest shall be made in lawful money of the United States of America. The undersigned may at any time prepay all or any portion of the principal or interest hereunder.

Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered as the date first above written.





______________________
Steve Van Dick